UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024
 ______________________________
Forestar Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)
(817) 769-1860
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2024, G.F. (Rick) Ringler, III, age 77, Director of Forestar Group Inc. (the “Company”), resigned from the Company’s Board of Directors (the “Board”), including his positions as a member of the Audit Committee and Compensation Committee and as Chair of the Nominating and Governance Committee. Mr. Ringler’s resignation does not relate to any disagreement on matters relating to the Company or the Company’s operations, policies or practices or any other matter.

Effective October 28, 2024, the Board appointed two new independent directors. The new directors are Ms. Kellie L. Fischer and Mr. George W. Seagraves, II. Additionally, Ms. Fischer was named a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee and Mr. Seagraves was named a member of the Audit Committee, Compensation Committee and Chair of the Nominating and Governance Committee. With the resignation of Mr. Ringler and these new director appointments, the Company’s Board expands to six directors, five of whom are independent.

Ms. Fischer, age 53, is the Executive Vice President and Chief Financial Officer of Rangers Baseball Express LLC (the “Rangers”), which is the holding company of the Texas Rangers baseball franchise, the Rangers’ real estate development entities and REV Entertainment, LLC (an events and sports management company). Ms. Fischer has held this role since 2005 under two different ownership groups. From 1999 to 2005, Ms. Fischer served as Controller and Vice President of Finance of Southwest Sports Group LLC. Prior to joining the Rangers, Ms. Fischer worked in the audit division of PwC focusing on publicly traded manufacturing clients. Ms. Fischer is a Certified Public Accountant in the State of Texas and holds a Bachelor of Business Administration degree in accounting from Baylor University.

Mr. Seagraves, age 66, retired in 2015 after a 26-year career at D.R. Horton, Inc. Prior to his retirement, he most recently served as North Region President, a position he had held since October 2006. Prior to October 2006, Mr. Seagraves held multiple senior leadership positions at D.R. Horton, including Executive Vice President and Chief Operating Officer for the Eastern U.S., Northeast Region President and East Region President. Mr. Seagraves holds a Bachelor of Science degree in landscape architecture from Texas A&M University.

In connection with the appointments of Ms. Fischer and Mr. Seagraves to the Board, each is eligible to receive the compensation offered to all of the Company’s non-employee directors for service on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2023. Each of the new directors was also granted restricted stock units, totaling $140,000 in value, that vest in equal amounts over three years.

There are no arrangements or understandings between Ms. Fischer and Mr. Seagraves and any other person in connection with their appointments as directors of the Company. These individuals are not related to any officer or director of the Company, and there are no transactions or relationships that are reportable under Item 404(a) of Regulation S-K between either individual and the Company or any of its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.
Date:	October 29, 2024	By:	/S/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President and Corporate Secretary